EXHIBIT 21




                                 SUBSIDIARIES OF
                           CREDITRISKMONITOR.COM, INC.



                                STATE OF          % OF OWNERSHIP
            NAME             INCORPORATION   CREDITRISKMONITOR.COM, INC.
            ----             -------------   ---------------------------

Spicer's International, Inc.     Nevada              100%

NGF Services, Inc.               New York            100%